Exhibit 99.1
PRELIMINARY
PROXY CARD
CONTINUCARE CORPORATION
7200 CORPORATE CENTER DRIVE, SUITE 600
MIAMI, FLORIDA 33126
SPECIAL MEETING OF SHAREHOLDERS
OF CONTINUCARE CORPORATION
TO BE HELD ON
[•], 2011
PROXY
          This Proxy is solicited on behalf of the Board of Directors of Continucare Corporation.
          The undersigned hereby appoints Richard C. Pfenniger, Jr. and Fernando L. Fernandez, and each of them, acting alone, with the power to appoint his substitute, as proxies to represent the undersigned and vote as designated on the reverse side, all of the shares of Common Stock of Continucare Corporation held of record by the undersigned at the close of business on July 11, 2011, at the Special Meeting of Shareholders to be held on [•], 2011, and at any adjournment or postponement thereof. If you will need directions to the meeting, or if you require special assistance at the meeting because of a disability, please contact Ms. Maritza Malacrino at (305) 500-2103.
          Please complete, date and sign this Proxy on the reverse side, and mail it promptly in the enclosed envelope.
(Continued and to be signed on the reverse side)

(continued from reverse side)
          The Board of Directors of Continucare Corporation unanimously recommends a vote “FOR” the Merger Agreement and “FOR” an adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of the Merger Agreement.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. A proposal to approve the Agreement and Plan of Merger, dated as of June 26, 2011, among Metropolitan Health Networks, Inc., CAB Merger Sub, Inc., and Continucare Corporation (the “Merger Agreement”), pursuant to which Continucare Corporation will become a wholly owned subsidiary of Metropolitan Health Networks, Inc.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.                [  ]
2. A proposal to approve an adjournment of the Continucare Corporation Special Meeting of Shareholders, if necessary, to solicit additional proxies in favor of the Merger Agreement.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS ONE AND TWO.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

          The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Shareholders and Proxy Statement for the [•], 2011 meeting.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each shareholder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.